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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 15, 2003

                                 BILLSERV, INC.
             (Exact name of Registrant as Specified in its Charter)

         Nevada                       0-30152                    98-0190072
(State of Incorporation)      (Commission file Number)     (IRS Employer ID No.)


     211 North Loop 1604 East, Suite 200
     San Antonio, Texas                                    78232
     (Address of Principal Executive Offices)            (Zip Code)

     Registrant's telephone number, including area code (210) 402-5000


Item 6. Resignation of Registrant's Directors

On March 15, 2003, E. Scott Crist resigned as Director of Billserv, Inc., citing the Company's decision not to renew Director and Officer liability insurance due to excessively high premiums at a time when the Company is administering cash conservation policies. The Company did not receive a letter of resignation as his resignation was mutually agreed with the Company's board of directors, effective immediately. As such, no director's letter is filed as an exhibit with this report.

On March 15, 2003, Richard B. Bergman resigned as Director of Billserv, Inc., citing the Company's decision not to renew Director and Officer liability insurance due to excessively high premiums at a time when the Company is administering cash conservation policies. The Company did not receive a letter of resignation as his resignation was mutually agreed with the Company's board of directors, effective immediately. As such, no director's letter is filed as an exhibit with this report.

On March 15, 2003, Mitchell D. Hovendick resigned as Director of Billserv, Inc., citing the Company's decision not to renew Director and Officer liability insurance due to excessively high premiums at a time when the Company is administering cash conservation policies. The Company did not receive a letter of resignation as his resignation was mutually agreed with the Company's board of directors, effective immediately. As such, no director's letter is filed as an exhibit with this report.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 BILLSERV, INC.

Date: March 18, 2002                        BY: /s/ Terri A. Hunter
                                                -----------------------
                                                Terri A. Hunter
                                                Chief Financial Officer